As filed with the Securities and Exchange Commission on June 27, 1996
- --------------------------------------------------------------------------------
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D. C. 20549
                                        ----------------------------------

                                                     FORM S-8

                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933
                                        -----------------------------------

                                              NALCO CHEMICAL COMPANY
                                       Incorporated in the State of Delaware
                                      Employer Identification No. 36-1520480
                                       ------------------------------------

                                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                                             (Full title of the plan)

                                              S. J. Gioimo, Secretary
                                              NALCO CHEMICAL COMPANY
                                                 One Nalco Center
                                          Naperville, Illinois 60563-1198
                                      (Name and address of agent for service)
                                                   708-305-1000
                                      (Telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                                     Proposed
                                    Proposed         Maximum      Amount
Title of              Amount        Maximum          Aggregate    of
Securities to         to be         Offering Price    Offering   Registration
be Registered         Registered    Per Share(1)     Price(1)    Fee

- --------------------------------------------------------------------------------
Common Stock par
value $0.1875-per
Share (including
Preferred Stock       50,000
Purchase Rights)      Shares         $31.3125         $1,565,625   $539.87



(1) Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales price on the New York Stock Exchange Composite Tape on June 21, 1996.

                             NALCO CHEMICAL COMPANY
                                  50,000 Shares
                                  Common Stock
                           par value $0.1875 per share
                                                ---------------------------

Up to 50,000 shares (the "Shares") of common stock, par value $0.1875 (the "Common Stock"), of Nalco Chemical Company (the "Company") are offered by persons who may be deemed to be affiliates of the Company and will be identified in an appendix to the prospectus (the "Selling Stockholders"). The Shares offered are those acquirable by the Selling Stockholders or for the account of their donees or pledgees as participants of the Company's Non-Employee Directors Stock Compensation Plan (the "Plan"). The Selling Stockholders may, the Company not so conceding, be deemed to be "affiliates" within the meaning of the Securities Act of 1933, as amended. The Shares are being sold for the account of the Selling Stockholders or their donees or pledgees and the Company will not receive any proceeds from the sale of the Shares.

All or a portion of the Shares may be offered and sold on the New York Stock Exchange, the Chicago Stock Exchange or otherwise at market prices then prevailing or at prices and upon terms then obtainable. Sales may be made in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. If the Shares are sold through brokers, the Selling Stockholders or their donees or pledgees expect to pay customary brokerage commissions and charges. The Company will bear the costs of the offering, except that the Selling Stockholders or their donees or pledgees will pay all brokerage commissions and charges as well as fees and expenses of any counsel retained by them.

On June 26, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $30.75 per share.
                                                  -----------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                                              -------------------------------

                  The date of this Prospectus is June 27, 1996

         No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of the Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                TABLE OF CONTENTS

Available Information...............................2   Plan of Distribution..4
Incorporation by Reference..........................3   Description of Capital4
The Company.........................................4    Stock

                              AVAILABLE INFORMATION

 .........The Company is subject to the informational requirements of the
 Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York and the Chicago Stock Exchanges on which the Common
 Stock of the Company is listed.

 .........The  Company has filed with the Commission a registration  statement on
Form  S-8  (together  with  all  amendments  and  exhibits,   the  "Registration
Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.



                           INCORPORATION BY REFERENCE

 .........The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

         (1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-4957)

         (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-4957).

         (3) Description of Preferred Share Purchase Rights included in the Registration Statement on Form 8-A filed August 1, 1986 and Forms 8 and 8-K filed July 6, 1989 (File No. 1-4957).

         (4) Description of Preferred Share Purchase Rights included in the Registration Statement on Forms 8-A and
                8-K filed June 24, 1996 (File No. 1-4957).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of the Prospectus has been delivered (including any beneficial owner), on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in the information that the Registration Statement incorporates. Requests should be directed to the Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563-1198, the Company's principal executive offices. The Company's telephone number is 708/305-1000.





                                   THE COMPANY

         Nalco Chemical Company was incorporated in 1928 in Delaware and has its
principal   executive  offices  at  One  Nalco  Center,   Naperville,   Illinois
60563-1198. Its telephone number is 708/305-1000.

         The Company is engaged primarily in the manufacture and sale of highly specialized service chemicals. This includes the production and sale of chemicals, technology and services, and systems (monitoring and surveillance) used in water treatment, pollution control, energy conservation, steelmaking, papermaking, mining and mineral processing, electricity generation, other industrial processes, and commercial building utility systems.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that they or their donees or pledgees may from time to time offer and sell the Shares on the New York Stock Exchange, the Chicago Stock Exchange or otherwise at market prices then prevailing or at prices and upon terms then obtainable. Sales may be made in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. If the Shares are sold through brokers, the Selling Stockholders or their donees or pledgees expect to pay customary brokerage commissions and charges. The Company will bear the costs of the offering, except that the Selling Stockholders or their donees or pledgees will pay all brokerage commissions and charges as well as fees and expenses of any counsel retained by them.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The record holders of the Common Stock are entitled, ratably, to such dividends thereon as the Company's Board of Directors in its discretion may declare out of funds available therefor; are entitled to receive pro rata all assets of the Company available for distribution to stockholders in the event of liquidation of the Company; are entitled to one vote for each share held; and have no preemptive rights to purchase or subscribe for any stock of the Company now or hereafter authorized or securities convertible into Common Stock. All outstanding shares of Common Stock, including the shares offered hereby, are fully paid and non-assessable. There is no charter restriction on the repurchase by the Company of shares of its own stock.


Preferred Stock

         The Company's Restated Certificate of Incorporation permits the Board of Directors of the Company, without further stockholder approval, to authorize the issuance of up to 2,000,000 shares of Preferred Stock, $1.00 par value, and to fix the various rights, preferences, terms and provisions of each series of Preferred Stock so issued. No such Preferred Stock has been issued other than Series B ESOP Convertible Preferred Stock (the "ESOP Stock"), of which 415,800 Shares were issued to the Northern Trust Company as Trustee of the Nalco Chemical Company Employee Stock Ownership Plan (the "ESOP"). These shares are subject to restrictions on transfer set forth in the Certificate of Designations relating to the ESOP Stock and a stock purchase transfer agreement dated May 15, 1989. The shares are convertible into the Company's Common Stock in a 20-1 ratio with the number of votes per share of ESOP stock equal to the shares of Common Stock into which the ESOP Stock can be converted.

Preferred Share Purchase Rights

         On June 20, 1996, the Company's Board of Directors adopted a new shareholder rights plan to replace the Company's existing shareholder rights plan, which expires on August 31, 1996. Under the new shareholder rights plan, each stockholder of record on September 1, 1996 will receive a distribution of one Right (the "New Rights") for each share of the Company's outstanding Common Stock. Initially, the New Rights, like the rights issued under the existing plan (the "Existing Rights"), are represented by the Company's common stock certificates and are not presently exercisable. A New Right will be issued with respect to all shares of newly-issued Common Stock after September 1, 1996.

         The Existing Rights or, after September 1, 1996, the New Rights become exercisable only if a person acquires, or announces a tender offer which would result in, beneficial ownership of 15% or more of the Company's Common Stock. If a person acquires beneficial ownership of 15% or more of the Company's Common Stock, all holders of Rights other than the acquiring person will generally be entitled to purchase the Company's Common Stock at one-half of its average market price over a specified period. The Existing Rights are more particularly described in the Company's Registration Statement on Form 8-A filed with the Commission on August 1, 1986, and Forms 8 and Form 8-K filed with the Commission on July 6, 1989. The new shareholder rights plan is more particularly described in the Company's Registration Statement on Form 8-A and its Form 8-K filed with the Commission on June 24, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents or portions of documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-4957)

         (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-4957).

         (3) Description of Preferred Share Purchase Rights included in the Registration Statement on Form 8-A filed August 1, 1986, and Forms 8 and 8-K filed July 6, 1989 (File No. 1-4957).

         (4) Description of Preferred Share Purchase Rights included in the Registration Statement on Forms 8-A and
                8-K filed June 24, 1996 (File No. 1-4957).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.



Item 6.  Indemnification of Directors and Officers

         (a) Section 145 of the Delaware general Corporation Act permits, and in some circumstances requires, indemnification of officers, directors and employees of the Company.

         (b) Article Six of the Certificate of Incorporation of the Company requires the Company to indemnify directors and officers of the Company to the full extent permitted by law.

         (c) The Company maintains insurance policies which insure the Company and the officers and directors of the Company against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index included herewith which is incorporated herein by reference.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

                        Provided, however, that paragraphs (a)(i) and (a)(ii) do
                       not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville and State of Illinois on the 27th day of June, 1996.

                  .........                         NALCO CHEMICAL COMPANY
                  .........                          By /s/E. J. Mooney
                                                     ----------------
                  .........                            E. J. Mooney
                  .........                       Chairman of the Board, Chief
    Executive Officer and President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints E. J. Mooney and S. J. Gioimo, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of June, 1996.


             Signature.....                                            Title
             ---------                                                 -----

/s/ E. J. Mooney  .........     Chairman, Chief Executive Officer, President,
- ----------------
E. J. Mooney      .........      and Director

/s/ W. E. Buchholz.........      Vice President and Chief Financial Officer
- ------------------
W. E. Buchholz


/s/ R. L. Ratliff .........      Controller
- -----------------
R. L. Ratliff

/s/J. L. Ballesteros.......      Director
- --------------------
J. L. Ballesteros

/s/ H. G. Bernthal.........      Director
- ------------------
H. G. Bernthal

______________    .........      Director
H. Corless

______________    .........      Director
H. M. Dean

/s/ J. P. Frazee, Jr.......      Director
- ---------------------
J. P. Frazee, Jr.

/s/ A. L. Kelly   .........      Director
- ---------------
A. L. Kelly

/s/ F. A. Krehbiel.........      Director
- ------------------
F. A. Krehbiel

/s/ W. A. Pogue   .........      Director
- ---------------
W. A. Pogue

/s/ J. J. Shea    .........      Director
- --------------
J. J. Shea



                                INDEX TO EXHIBITS


                  .........                                                      Sequentially
Exhibit           .........                                                      Numbered
Number                      Exhibit..                                            Page


(4.1)             .........Restated Certificate of Incorporation1

(4.2)             .........Certificates of Correction and Amendment to the
                  .........Restated Certificate of Incorporation2

(4.3)             .........Certificate of Designations, Preferences and Right of
                  .........Series B ESOP Convertible Preferred Stock3

(4.4)             .........By-laws4

(4.5)             .........Certificate of Designations, Preference and Rights of
                  .........Series C Junior Participating Preferred Stock4

(23.2)            .........Consent of Price Waterhouse LLP                          12

(24)              .........Powers of Attorney (Contained on the signature            9
                  .........page of the original registration statement
                  .........hereof)



June 27, 1996


                         "This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933."


                             NALCO CHEMICAL COMPANY

                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN


               DESCRIPTION OF NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

         On December 21, 1995, the Board of Directors approved the Non-employee Directors Stock Compensation Plan (the "Plan") effective as of January 1, 1996 subject to approval of the stockholders, which was obtained. The Plan shall end on December 31, 2005.

         The Plan is administered by the Executive Compensation Committee (the "Committee"). The Committee is elected by the Board of Directors of the Company at its Annual Meeting each year and its members are subject to removal by the Board.

         The Plan is not subject to ERISA requirements and is not qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code").

Purpose and Eligibility

         The purpose of the Plan is to increase the stock ownership of the directors in the Company as an incentive to superior performance and to more closely align their interests with those of the Company's other shareholders. Each year it is in effect each director who is a non-employee director of the Company after the Annual Meeting of Shareholders will receive 200 shares of Common Stock. Common Stock shall be Treasury shares. No right under the Plan is transferable except by will or the laws of descent and distribution.

Deferral

         A director may elect by notice to the Company to defer receipt of the shares of stock until leaving the Company's Board. Upon election to defer, an account is set up on the Company's books in the director's name. This account is credited with one Share Unit for each share of Common Stock deferred. Whenever the Company declares a dividend on its Common Stock, the Company will credit the directors account with a number of Share Units equal in value to the amount of the dividend that he or she would have received had each Share Unit been a share of Common Stock. If dividends are paid in cash they shall be converted into Share Units based on the closing price on the New York Stock Exchange Composite Price Transactions for the date approved by the Board for payment of dividends on the Company's Common Stock. Stock dividends shall be credited on the basis of one share of Common Stock for each Share Unit. Upon a director's leaving the Board, the Company shall within a reasonable time period issue to the director shares of Common Stock equal to the number of Share Units in his or her account. The value of any fractional shares shall be paid in cash.

Shares Subject to Plan and Adjustments

         The aggregate number of shares of Common Stock that can be granted under the Plan is 50,000 shares. In the event of any recapitalization, stock split, stock dividend, merger, the number of shares subject to the Plan and the number and kind of shares of Common Stock to be awarded thereunder and any Share Units in accounts of directors shall be equitably adjusted to reflect the occurrence of such event and preserve the value of future awards.

Tax Effects

         A director will recognize taxable income at the time shares of Common Stock are transferred to the director in an amount equal to the fair market value of such shares on the date of transfer, and the Company will be entitled to a corresponding tax deduction.

Amendments and Termination

         The Board of Directors may terminate, modify or amend the Plan, except where such modifications or amendments would affect the status of the Plan or of the directors under the Securities and Exchange Act. However, this Plan may not be amended more often than once every six months, other than in compliance with the rules or regulations issued thereunder.

                                 USE OF PROCEEDS

         The Company does not know the number of shares that will ultimately be purchased from the Company under the Plan nor the prices at which such shares will be sold. The proceeds are intended to be used for general corporate purposes or to purchase shares in the open market for participants.






                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The record holders of the Common Stock are entitled, ratably, to such dividends thereon as the Company's Board of Directors in its discretion may declare out of funds available therefor; are entitled to receive pro rata all assets of the Company available for distribution to stockholders in the event of liquidation of the Company; are entitled to one vote for each share held; and have no preemptive rights to purchase or subscribe for any stock of the Company now or hereafter authorized or securities convertible into Common stock. The shares offered hereby, upon issuance pursuant to the terms of the Plan, will be fully paid and non-assessable. There is no charter restriction on the repurchase by the Company of shares of its own stock.

Preferred Stock

         The Company's Restated Certificate of Incorporation permits the Board of Directors of the Company, without further stockholder approval, to authorize the issuance of up to 2,000,000 shares of Preferred Stock, $1.00 par value, and to fix the various rights, preferences, terms and provisions of each series of Preferred Stock so issued. No such Preferred Stock has been issued other than Series B ESOP Convertible Preferred Stock (the "ESOP Stock"), of which 415,800 Shares were issued to the Northern Trust Company as Trustee of the Nalco Chemical Company Employee Stock Ownership Plan (the "ESOP"). These shares are subject to restrictions on transfer set forth in the Certificate of Designations relating to the ESOP Stock and a stock purchase transfer agreement dated May 15, 1989. The shares are convertible into the Company's Common Stock in a 20-1 ratio with the number of votes per share of ESOP stock equal to the shares of Common Stock into which the ESOP Stock can be converted.

Preferred Share Purchase Rights

         On June 20, 1996, the Company's Board of Directors adopted a new shareholder rights plan to replace the Company's existing shareholder rights plan, which expires on August 31, 1996. Under the new shareholder rights plan, each stockholder of record on September 1, 1996 will receive a distribution of one Right (the "New Rights") for each share of the Company's outstanding Common Stock. Initially, the New Rights, like the rights issued under the existing plan (the "Existing Rights"), are represented by the Company's common stock certificates and are not presently exercisable. A New Right will be issued with respect to all shares of newly-issued Common Stock after September 1, 1996.

         The Existing Rights or, after September 1, 1996, the New Rights become exercisable only if a person acquires, or announces a tender offer which would result in, beneficial ownership of 15% or more of the Company's Common Stock. If a person acquires beneficial ownership of 15% or more of the Company's Common Stock, all holders of Rights other than the acquiring person will generally be entitled to purchase the Company's Common Stock at one-half of its average market price over a specified period. The Existing Rights are more particularly described in the Company's Registration Statement on Form 8-A filed with the Commission on August 1, 1986, Forms 8 and Form 8-K filed with the Commission on July 6, 1989. The new shareholder rights plan is more particularly described in the Company's Registration Statement on Form 8-A and its Form 8-K filed with the Commission on June 24, 1996.


                     INCORPORATION OF DOCUMENTS BY REFERENCE
                            AND AVAILABLE INFORMATION

         The following documents or portions of documents, previously filed with the Securities and Exchange Commission, (the "Commission") are incorporated herein by reference:

         (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (file No. 1-4957).

         (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (c) Description of Preferred Share Purchase Rights included in the Registration Statement on Form 8-A filed August 1, 1986 and Forms 8 & 8-K filed July 6, 1989 (File No. 1-4957).

         (d) Description of Preferred Share Purchase Rights included in the Registration Statement on Forms 8-A and
                8-K filed June 24, 1996 (File No. 1-4957).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for reports and for additional information about the Plan and its administration should be directed to the Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563-1198 (telephone number (708) 305-1000).

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York and the Chicago Stock Exchanges on which the Common Stock of the Company is listed.


shared\sec\nedsc.doc


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1 Incorporated herein by reference from the Registrant's Form 10-K for the year ended 1987.
2 Incorporated herein by reference from the Registrant's Form 10-K for the year ended 1991.
3 Incorporated herein by reference from the Registrant's Form 8-K dated May 15,
  1989.
4 Incorporated herein by reference from the Registrant's Form 8-K dated June 24,
  1996.